UNITED STATES	OMB APPROVAL
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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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MITEK SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MITEK SYSTEMS, INC.
8911 BALBOA AVE., SUITE B
SAN DIEGO, CALIFORNIA 92123

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD FEBRUARY 27, 2008

TO ALL STOCKHOLDERS OF
 MITEK SYSTEMS, INC.

The Annual Meeting of Stockholders of Mitek Systems, Inc., will be held at 1:00 p.m., local time, Wednesday, February 27, 2008, at Mitek’s executive offices located at 8911 Balboa Ave., Suite B, San Diego, California 92123, for the following purposes:

1.	To elect a board of seven directors to hold the office during the ensuing year or until their respective successors are elected and qualified. The Board of Directors intends to nominate as directors the seven persons identified in the accompanying proxy statement.

2.	To ratify the appointment of Mayer Hoffman McCann, P.C. as our 2008 Auditors.

3.	To transact such business as may properly come before the meeting and any adjournments thereof.

The Board of Directors has fixed the close of business on January 14, 2008 as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting and all adjournments thereof. A list of these stockholders will be open to examination by any stockholder at the meeting and for ten days prior thereto during normal business hours at our executive offices, 8911 Balboa Ave., Suite B, San Diego, California 92123.

Enclosed for your convenience is a form of proxy which may be used at the Annual Meeting and which, unless otherwise marked, authorizes the holders of the proxy to vote for the proposed slate of directors and as the proxy holder deems appropriate on any other matter brought before the Annual Meeting.

You are invited to attend the meeting in person. Even if you expect to attend, it is important that you sign, date and return the attached proxy promptly in the business reply envelope which requires no postage if mailed in the United States. It is important that your shares be represented at the meeting to assure the presence of a quorum. If you sign and send in a proxy, you may revoke it by executing a new proxy with a later date, by written notice of revocation to the secretary of the company at any time before it is voted, or by attendance at the meeting and voting in person.

By Order of the Board of Directors

John M. Thornton
Chairman of the Board

San Diego, California
January 15, 2008

MITEK SYSTEMS, INC.
8911 BALBOA AVE., SUITE B
SAN DIEGO, CALIFORNIA 92123

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

February 27, 2008

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Mitek Systems, Inc. (the “Company”) for use at its Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 1:00 p.m., local time, Wednesday, February 27, 2008, at the company’s executive offices at 8911 Balboa Ave., Suite B, San Diego, CA 92123, and at any adjournments thereof.

We will pay the expenses of soliciting proxies for the Annual Meeting including the cost of preparing, assembling and mailing the proxy materials. Proxies may be solicited personally, by mail, by telephone, by facsimile, or by telegram, by our regularly employed officers and employees of the Company. Our officers and employees will not receive additional compensation for soliciting proxies. We may request persons holding stock in their names for others, such as brokers and nominees, to forward proxy materials to their principals and request authority to execute the proxy. We will reimburse any such brokers and nominees for their expenses in connection therewith.

Our 2007 Annual Report to Stockholders is included in this Proxy Statement, but is not incorporated in, and is not part of, this Proxy Statement and is not proxy-soliciting material. We intend to mail this Proxy Statement and the accompanying material to stockholders of record on or about January 25, 2008. The Company’s Annual Report will be provided free of charge to any stockholder upon written request to the Company at 8911 Balboa Ave., Suite B, San Diego, CA 92123.

VOTING

The holders of at least a majority of the voting power of the common stock outstanding on the record date must be present in person or by proxy at the Annual Meeting for the Annual Meeting to be held. Abstentions and broker non-votes are counted in determining whether at least a majority of the voting power of the common stock outstanding on the Record Date are present at the Meeting. The election of directors is decided by a plurality of the votes cast by holders of all shares represented and entitled to vote at the Annual Meeting. Each stockholder of record on January 14, 2008, is entitled to one vote for each share held on all matters to come before the meeting. The enclosed form of proxy provides a method for stockholders to withhold authority to vote for any one or more of the nominees for director while granting authority to vote for the remaining nominees. The names of all nominees are listed on the proxy card. If you wish to grant authority to vote for all nominees, check the box marked “FOR.” If you wish to withhold authority to vote for all nominees, check the box marked “WITHHOLD.” If you wish your shares to be voted for some nominees and not for one or more of the others, check the box marked “FOR” and indicate the nominee(s) for whom you are withholding the authority to vote by listing such nominee(s) in the space provided. If you check the box marked “WITHHOLD” your vote will be treated as an abstention and accordingly, your shares will neither be voted for nor against a director but will be counted for quorum purposes. Accordingly, withheld votes will not affect the outcome of the election of directors.

As of the close of business on January 14, 2008, the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting, we had a total of 16,751,137 shares of common stock issued and outstanding.

The enclosed form of proxy also provides a method for stockholders to vote for or against or to abstain from voting with respect to the ratification of the selection of Mayer Hoffman McCann, P.C. as our 2008 auditors. By abstaining from voting for such, shares would not be voted either for or against, but would be counted for quorum purposes. While there may be instances in which a stockholder will wish to abstain, the

Board of Directors encourages all stockholders to vote their shares in their best judgment and to participate in the voting process to the fullest extent possible.

Brokers who hold shares in street name for customers who are beneficial owners of such shares are prohibited from giving a proxy to vote such customers’ shares on “non-routine” matters in the absence of specific instructions from such customers. This is commonly referred to as a “broker non-vote.” Broker non-votes will be treated in the same manner as abstentions for voting and quorum purposes. Accordingly, broker non-votes will not affect the outcome of the election of directors.

The shares represented by proxies that are returned properly signed will be voted in accordance with the stockholder’s directions. If the proxy card is signed and returned without direction as to how the shares are to be voted, the shares will be voted as recommended by the Board of Directors. A stockholder giving a proxy may revoke it at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date, or by written notice to the Company of the death or incapacity of the stockholder who executed the proxy.

The proxy will also be revoked if the person executing the proxy is present at the Annual Meeting and elects to vote in person. Unless revoked, the proxy will be voted as specified. The persons named as proxies were selected by the Board of Directors.

PROPOSALS OF STOCKHOLDERS

For proposals of stockholders to be included in our proxy materials to be distributed in connection with the 2008 annual meeting of stockholders, anticipated to be held in February 2008, we must receive such proposals in writing no later than September 16, 2008. The acceptance of such proposals is subject to Securities and Exchange Commission (the “Commission”) guidelines. Any stockholder proposal submitted with respect to our 2008 annual meeting of stockholders which is received by us after November 30, 2008 will be considered untimely for purposes of Rule 14a-4 and Rule 14a-5 under the Exchange Act and the Board of Directors may vote against such proposal using its discretionary voting authority as authorized by proxy.

PROPOSAL NO. 1

TO ELECT SEVEN DIRECTORS

ELECTION OF DIRECTORS

Pursuant to our Bylaws, the Board of Directors has fixed the number of authorized directors at seven. All seven directors are to be elected at the Annual Meeting, to hold office until the next annual meeting or until their successors are duly elected and qualified. The seven nominees receiving the highest number of votes will be elected.

Unless authorization to do so is withheld, it is intended that the persons named in the enclosed proxy will vote for the election of the nominees proposed by the Board of Directors, all of whom are presently directors of the Company. If any of the nominees should become unavailable for election before the Annual Meeting, the proxy will be voted for a substitute nominee or nominees, if any, designated by the Board of Directors.

The following table includes the names and certain information about the directors and executive officers of the Company. Each of the directors is also a nominee for election to the Board of Directors. All of the nominees named below have consented to being named herein and to serve, if elected.

Name	Age	Position
John M. Thornton	75	Chairman of the Board
James B. DeBello	49	Director, President and Chief Executive Officer
Tesfaye Hailemichael	57	Chief Financial Officer
Michael Bealmear (1)(2)(3)	60	Director
Vinton Cunningham (2)	71	Director
Gerald I. Farmer, Ph. D. (1) (2) (3)	73	Director
Sally B. Thornton	73	Director
William P. Tudor (1)	62	Director

(1)	Compensation Committee
(2)	Audit Committee
(3)	Nominating & Corporate Governance Committee

Directors and Officers

John M. Thornton — Mr. Thornton has been a director of the Company since March 1986. He was appointed Chairman of the Board as of October 1, 1987 and served as President, Chief Executive Officer and Chief Financial Officer from September 1998 to May 2003, when he resigned from his positions as President and Chief Executive Officer. He resigned from his position as Chief Financial Officer in May 2005. He continues to serve as Chairman of the Board. Previously, he served as President of the Company from May 1991 through July 1991 and Chief Executive Officer from May 1991 through February 1992. From 1976 through 1988, Mr. Thornton served as Chairman and Vice Chairman of the Board at Micom Systems, Inc. Mr. Thornton was Chairman and President of Wavetek Corporation for 18 years. Mr. Thornton is also Chairman of the Board of Thornton Winery Corporation in Temecula, California.

James B. DeBello — Mr. DeBello has been a director of the Company since November 1994. He has been President and Chief Executive Officer of the Company since May 2003. Previously he was Chief Executive Officer of AsiaCorp Communications, Inc., a wireless data infrastructure and software company, from July 2001 to May 2003. He was Venture Chief Executive Officer for IdeaEdge Ventures, Inc., a venture capital company, from June 2000 to June 2001. From May 1999 to May 2000 he was President, Chief Operating Officer and a member of the Board of Directors of CollegeClub.com, an internet company. From November 1998 to April 1999 he was Chief Operating Officer of WirelessKnowledge, Inc.; a joint venture company formed between Microsoft and Qualcomm, Inc. Before that, from November 1996 to November 1998, Mr. DeBello held positions as Vice President, Assistant General Manager and General Manager of Qualcomm Inc.’s Eudora Internet Software Division, and Vice President of Product Management of Qualcomm Inc.’s Subscriber Equipment Division. Mr. DeBello holds a B.A., magna cum laude and MBA from Harvard Business School and was a Rotary Scholar at the University of Singapore where he studied economics and Chinese.

Tesfaye Hailemichael — Mr. Hailemichael joined Mitek in May 2005 as Chief Financial Officer. Prior to joining Mitek, he served as Chief Financial Officer at Maxwell Technologies from 2003 to 2005. Prior to that, he served as Chief Financial Officer at Raidtec Ltd from 2001 to 2003. Prior to that, he served as Executive Vice President and Director of Transnational Computer Technology, Inc. from 1998 to 2001. Mr. Hailemichael served as Vice President of Finance and Chief Financial Officer of Dothill Systems, Inc. from 1990 to 1998. Mr. Hailemichael holds a B.S. and M.A. in accounting from Bowie State and Catholic University, respectively.

Michael Bealmear — Mr. Bealmear has been a director of the Company since April 2004. He has been President and Chief Executive Officer of Hyperroll since 2004. He was EVP and President of Worldwide Operations at Sybase, Inc. from 2002 to 2004. From 2001 to 2000 he was CEO at Convansys, Inc., from 1999 to 2000 he was CEO at Spear Technologies, and from 1997 to 1998 he was EVP at Cadence Design Systems.

Vinton Cunningham — Mr. Cunningham has been a director of the Company since May 2005. Retired since 2002, he served as Sr. Vice-President — Finance of EdVision Corporation from 1993 to 2002. Mr. Cunningham was Chief Operating Officer and Chief Financial Officer of Founders Club Golf Company from 1990 to 1993. He was Vice President — Finance of Amcor Capital, Inc from 1985 to 1990. Mr. Cunningham was Chief Financial Officer and Treasurer of Superior Farming Company, a wholly owned subsidiary of Superior Oil Company, from 1981 to 1985.

Gerald I. Farmer, Ph.D. — Dr. Farmer has been a director of the Company since May 1994. He was Executive Vice President of the Company from November 1992 until June 1997. Before joining the Company, Dr. Farmer was Executive Vice President of HNC Software, Inc. from January 1987 to November 1992. He has held senior management positions with IBM Corporation, Xerox, SAIC and Gould Imaging and Graphics.

Sally B. Thornton — Ms. Thornton has been a director of the Company since April 1988. She has been a private investor for more than forty years. She served as a director of Micom Systems, Inc. from 1976 to 1988. From 1987 until 1996 she served as Chairman of Medical Materials, Inc, a composite plastics manufacturer. Ms. Thornton is on the Board of Directors of Thornton Winery Corporation in Temecula, California. She has been a Trustee of the Sjorgren’s Syndrome Foundation in New York and Stephens College in Missouri. Ms. Thornton is also a Life Trustee of the San Diego Museum of Art. Ms. Thornton is the spouse of John M. Thornton, Chairman of the Board.

William P. Tudor — Mr. Tudor has been a director of the Company since September 2004. He is President of Parent Tutor. Prior to that he was Executive Vice President of Scantron Corporation from July 2002 to July 2005. He was Chief Executive Officer of EdVision from June 1990 to July 2002.

Meetings

The Board of Directors schedules approximately four meetings during the fiscal year of which one is held immediately following the Annual Meeting of Stockholders and at the same location. Additional meetings may be called as the need arises. During the 2007 fiscal year, there were six meetings of the Board of Directors. No director attended fewer than 75 percent of the aggregate number of meetings held by the Board of Directors and the committees on which such director served during the 2007 fiscal year.

Board Committees

The Board of Directors has appointed from among its members three committees, the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee, to advise it on matters of special importance to the Company.

Audit Committee

The Audit Committee currently consists of three directors, Vinton Cunningham, Gerald I. Farmer and Michael Bealmear. Each of directors Cunningham, Farmer and Bealmear is an “independent” director under the rules of the NASDAQ and meets the other qualifications under the regulations adopted by the SEC pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). The Audit Committee acts under a written charter. Copies of the Audit Committee Charter, Nominating and Corporate Governance Committee Charter, Compensation Committee Charter, and Code of Ethics are available on the Company’s website at www.miteksystems.com by selecting “Investors.”

Nominating and Corporate Governance Committee

The Company’s directors have a critical role in guiding the Company’s strategic direction and overseeing the management of the Company. Board candidates are considered based upon various criteria, such as their broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of the stockholders, and personal integrity and judgment. In addition, directors must have time available to devote to Board activities and to enhance their knowledge of Mitek’s business.

Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to the Company. Developments in corporate governance and financial reporting have resulted in an increased demand for such highly qualified and productive public company directors. The Nominating and Corporate Governance Committee will consider suggestions by stockholders for names of possible future nominees delivered in writing and received one hundred and twenty (120) days in advance of the Annual Meeting of Stockholders. Such recommendations should provide all information relating to such person that the stockholder desires to nominate that is required to be disclosed in solicitation of proxies pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended. The members of the Nominating and Corporate Governance Committee are Messrs. Farmer and Bealmear, each of whom qualifies as an “independent” director under the rules of the NASDAQ.

Stockholder Communications to the Board

Stockholders may contact an individual director, the Board as a group, or a specified Board committee or group, including the non-employee directors as a group, at the following address: Corporate Secretary, Mitek Systems, Inc. 8911 Balboa Ave, Suite B, San Diego, CA 92123, Attn: Board of Directors. The Company will receive and process communications before forwarding them to the addressee. Directors generally will not be forwarded stockholder communications that are primarily commercial in nature, relate to improper or irrelevant topics, or request general information about the Company.

Compensation Committee

The Compensation Committee, which acts as the Administrative Committee for the 1986, 1988, 1996, 1999, 2000, 2002 and 2006 Stock Option Plans, during fiscal 2007 was composed of Michael Bealmear, Gerald Farmer and William Tudor. The Compensation Committee reviews, analyzes and recommends compensation programs to the Board of Directors. It also decides to which key employees of the Company either incentive stock options or non-qualified stock options should be granted. During fiscal 2007, the Compensation Committee held two meetings. The members of the Compensation Committee are Messrs. Tudor, Farmer and Bealmear.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors (the “Audit Committee”) has furnished the following report to stockholders of the Company in accordance with rules adopted by the Commission.

As described in its charter, the Audit Committee meets with the independent auditors and officers or other personnel of the Company responsible for the Company’s financial reports. The Audit Committee is responsible for reviewing the scope of the auditors’ examination of the Company and the audited results of the examination. The Audit Committee is also responsible for discussing with the auditors the scope, reasonableness and adequacy of internal accounting controls. The Audit Committee is not responsible for the planning or conduct of the audits or the determination that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. Among other matters, the Audit Committee considers and selects a certified public accounting firm as the Company’s independent auditor. The Audit Committee held six meetings during fiscal 2007.

In accordance with rules adopted by the Commission, the Audit Committee of the Company states that:

•	The Audit Committee has reviewed and discussed with management the Company’s audited financial statements for the fiscal year 2007.

•	The Audit Committee has discussed with Mayer Hoffman McCann, P.C., the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, as modified and supplemented.

•	The Audit Committee has received the written disclosures and the letter from Mayer Hoffman McCann, P.C., required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”), as modified and supplemented, and has discussed with the independent auditors, its independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended September 30, 2007, for filing with the Commission.

Audit Committee

Vinton Cunningham
Gerald I. Farmer
Michael Bealmear

Director Compensation

The Company does not pay compensation for service as a director to persons employed by the Company (James B. DeBello). Subsequent to resigning as Chief Financial Officer, Mr. Thornton, as Chairman of the Board, receives compensation of $2,250 for each board meeting, while the other directors are paid $1,500 for each board meeting and $500 for each committee meeting they attend.

Name	Fees earned or paid in cash ($)	Option awards ($)	All other compensation ($)	Total ($)
John M Thornton	10,000	8,235		18,235
James B. DeBello (1)		63,517	332,174	395,691
Michael Bealmear	10,000	7,505		17,505
Vinton Cunningham	9,500	7,505		17,005
Gerald I. Farmer, PhD	10,500	7,505		18,005
Sally B. Thornton	6,500	8,235		14,735
William P. Tudor	7,500	7,505		15,005

(1)	James De Bello is the Chief Executive Officer and President of the company.

The Board of Directors recommends that you vote “FOR” the election of each nominee as a director of the Company.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the compensation we paid to our Chief Executive Officer and other executive officers who served as such at the end of fiscal 2007 and received annual compensation over $100,000.

Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)	Total ($)
James B. DeBello	2007	332,174	—	63,517	395,691
President & Chief Executive Officer	2006	316,113	—	0	316,113

Tesfaye Hailemichael	2007	181,191	—	22,564	203,755
Chief Financial Officer	2006	173,250	—	0	173,250

Stock Options

There were no stock options granted during the fiscal year ended September 30, 2007 to the individuals named in the Summary Compensation Table. The following table shows, as to the individuals named in the Summary Compensation Table, information concerning stock options outstanding as of the year ended September 30, 2007.

The following table lists the Outstanding Equity Awards for the fiscal year ended September 30, 2007:

	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
James B. DeBello	400,000	0	1.06	05/18/13
	377,774	22,226	0.50	11/16/14
	63,872	36,128	0.80	10/18/15
	61,095	38,905	0.82	11/17/15
	150,000	0	1.10	07/09/16

Tesfaye Hailemichael	116,649	33,351	0.75	05/22/15
	15,962	9,038	0.80	10/18/15
	100,000	0	1.10	07/09/16

(1)	Based on a closing bid price of $0.55 on September 28, 2007 as reported on the OTC BB.

REPORT OF THE COMPENSATION COMMITTEE

As members of the Compensation Committee it is our duty to monitor the performance and compensation of executive officers and other key employees, to review compensation plans and to administer the Company’s Stock Option Plans. The Company’s executive and key employee compensation programs are designed to attract, motivate and retain the executive talent needed to enhance stockholder value in a competitive environment. Our fundamental philosophy is to relate the amount of compensation “at risk” for an executive directly to his or her contribution to the Company’s success in achieving superior performance goals and to the overall success of the Company. The Company’s executive and key employee compensation program consists of a base salary component, a component providing the potential for an annual bonus based on overall Company performance as well as individual performance, and a component providing the opportunity to earn stock options that focus the executives and key employees on building stockholder value through meeting longer-term financial and strategic goals.

In designing and administering its executive compensation program, the Company tries to strike an appropriate balance among these various elements, each of which is discussed in greater detail below.

In applying these elements to arrive at specific amounts or awards, the members of the Compensation Committee apply their subjective evaluation of these various factors and arrive at consensus through discussion. While specific numerical criteria may be used in evaluating achievement of individual or Company goals, the extent of achieving such goals is then factored in with other more subjective criteria to arrive at the final compensation or award decision.

Base Salary

The Company’s salary program is designed to reflect individual performance related to the Company’s overall financial performance as well as competitive practice. Salary reviews are typically performed annually in conjunction with a performance review. Salary increases are dependent on the achievement of individual and corporate performance goals.

The Executive and Key Employee Bonus Plan

The Executive and Key Employee Bonus Plan is designed to reward Company executives and other key employees for their contributions to corporate goals. Corporate goals are established as part of the annual operating plan process. Overall corporate goals include target levels of pre-tax, pre-bonus profit and net revenue.

Bonus achievement is dependent upon meeting or exceeding the company’s minimum goals for pre-tax, pre-bonus and net revenue. For fiscal 2007, no bonus award for any participant was payable as the Company did not achieve its goals.

Stock Option Plans

The Company’s 1996 Stock Option Plan (the “1996 Plan”) authorizes the Company to grant its directors, officers and key employees options to buy up to 1,000,000 shares of the Company’s common stock. At September 30, 2007, 5,000 shares were subject to outstanding options and none remained available for future grants under the 1996 Plan. The Company’s 1999 Stock Option Plan (the “1999 Plan”) authorizes the Company to grant its directors, officers, employees and consultants options to purchase up to 1,000,000 shares of the Company’s common stock. At September 30, 2007, 886,129 shares were subject to outstanding options and 7,833 were available for future grants under the 1999 Plan. The Company’s 2000 Stock Option Plan (the “2000 Plan”) authorizes the Company to grant its directors, officers, employees and consultants options to purchase up to 1,000,000 shares of the Company’s common stock. At September 30, 2007, 737,722 shares were subject to outstanding options and 99,561 were available for future grants under the 2000 Plan. The Company’s 2002 Stock Option Plan (the “2002 Plan”) authorizes the Company to grant its directors, officers, employees and consultants options to purchase up to 1,000,000 shares of the Company’s common stock. At September 30, 2007, 482,028 shares were subject to outstanding options and 484,917 were available for future grants under the 2002 Plan. The Company’s 2006 Stock Option Plan (the “2006 Plan”) authorizes the Company to grant its directors, officers, employees and consultants options to purchase up to 1,000,000 shares of the Company’s common stock. At September 30, 2076, there were no shares that were subject to outstanding options and 1,000,000 were available for future grants under the 2006 Plan. Additionally, under a compensation agreement with Mr. DeBello, in 2003 he was granted options to purchase 400,000 shares of the Company’s common stock at an exercise price of $1.06 per share.

The Company’s stock option plans are designed to:

1.	Encourage and create ownership and retention of the Company’s stock;

2.	Balance long-term with short-term decision making;

3.	Link the officers’ or key employees’ financial success to that of the stockholders;

4.	Focus attention on building stockholder value through meeting longer-term financial and strategic goals; and

5.	Ensure broad-based participation of key employees (all employees currently participate in the Stock Option Plans).

401(k) Savings Plan

In 1990 the Company established an Employee Savings Plan (the “Savings Plan”) intended to qualify under Section 401(k) of the Internal Revenue Code of 1986 as amended (the “Code”), which is available to all employees who satisfy the Plan’s age and service requirement. The Savings Plan allows an employee to defer up to 15% of the employee’s compensation for the pay period elected in his or her salary deferral agreement on a pre-tax basis pursuant to a cash or deferred arrangement under Section 401(k) of the Code (subject to maximums permitted under federal law). This contribution will generally not be subject to federal tax until it is distributed from the Savings Plan. In addition these contributions are fully vested and non-forfeitable. Contributions to the Savings Plan are deposited in a trust fund established in connection with the Savings Plan. The Company may make discretionary contributions to the Savings Plan at the end of each fiscal year as deemed appropriate by the Board of Directors. Vested amounts allocated to each participating employee are distributed in the event of retirement, death, disability or other termination of employment. For fiscal 2007 the Compensation Committee determined that participants would not receive a matching contribution.

Other Compensation Plans

The Company has adopted certain broad-based employee benefit plans in which executive officers have been permitted to participate. The incremental cost to the Company of benefits provided to executive officers under these life and health insurance plans is less than 10% of the base salaries for executive officers for fiscal 2007. Benefits under these broad-based plans are not directly or indirectly tied to Company performance.

Compensation Committee
William Tudor
Michael Bealmear

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS

The table below shows, as of January 14, 2008, the amount and class of the Company’s voting stock owned beneficially (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by (i) each director of the Company, (ii) the executive officers named in the Summary Compensation Table, (iii) all directors and executive officers as a group and (iv) each person known by us to own beneficially 5% or more of any class of the Company’s voting stock (except as noted below). The business address for each of these stockholders is c/o Mitek Systems, Inc., 8911 Balboa Ave., Suite B, San Diego, CA 92123.

Name of beneficial Owner or Identify of Group	Number of shares of common stock Beneficially Owned		Percent of Class
John M. and Sally B. Thornton	2,919,959	(1)	17.4%
Gerald I. Farmer	55,000	(2)	*
James B. DeBello	1,600,000	(3)	9.6%
Michael Bealmear	55,000	(4)	*
William Tudor	90,000	(5)	*
Vinton Cunningham	70,000	(6)	*
Tesfaye Hailemichael	425,000	(7)	2.5%
John Harland Company	2,464,284	(8)	14.7%
White Pine Capital, LLC	984,900	(9)	5.9%
Directors and Officers as a Group	5,214,959	(10)	31.1%

*	Less than 1%.
(1)	John M. Thornton and Sally B. Thornton, husband and wife, are trustees of a family trust, and are each directors of the Company. Includes 220,000 shares of common stock subject to options exercisable within 60 days of January 14, 2008.
(2)	Includes 55,000 shares of common stock subject to options exercisable within 60 days of January 14, 2008.
(3)	Includes 1,134,683 shares of common stock subject to options exercisable within 60 days of January 14, 2008.
(4)	Includes 55,000 shares of common stock subject to options exercisable within 60 days of January 14, 2008.
(5)	Includes 55,000 shares of common stock held by Mr. Tudor, and 30,000 shares of common stock subject to options exercisable within 60 days of January 14, 2008.
(6)	Includes 70,000 shares of common stock subject to options exercisable within in 60 days of January 14, 2008.
(7)	Includes 264,551 shares of common stock subject to options exercisable within 60 days of January 14, 2008.
(8)	Based solely on Schedule 13G filed by the beneficial owner with the SEC on May 13, 2005. The beneficial owner’s address is 2939 Miller Road, Decatur, Georgia 30035.
(9)	Based solely on Schedule 13G filed by the beneficial owner with the SEC on February 10, 2006. The beneficial owner’s address is 60 South 6th Street, Suite 2530, Minneapolis, Minnesota 55402.
(10)	Includes 1,634,234 shares of common stock subject to options exercisable within 60 days of January 14, 2008.

Information with respect to beneficial ownership is based on information furnished to the Company by each person identified above.

Equity Compensation Plan Information

The following table sets forth information, as of September 30, 2007, with respect to the Company’s compensation plans under which common stock is authorized for issuance.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,510,879	0.96	1,592,311

Equity compensation plans not approved by security holders	-0-	-0-	-0-
Total	2,510,879	0.96	1,592,311

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of Forms, 3, 4, and 5 and amendments thereto furnished to us, we are not aware of any director, officer or beneficial owner of 10% of our common stock that failed to file on a timely basis as disclosed on the above forms, reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended, during fiscal year 2007, except that Messrs. Thornton, DeBello, Bealmear, Cunningham, Farmer and Tudor and Ms. Thornton failed to file a timely Form 4 to reflect option grants made on February 27, 2007.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF AUDITORS

The Audit Committee of the Board of Directors has selected the firm of Mayer Hoffman McCann, P.C, independent certified public accountants, to serve as auditors for the fiscal year ending September 30, 2008. A representative of Mayer Hoffman McCann, P.C., (“Mayer Hoffman”) will be present at the Annual Meeting and will have the opportunity to make a statement and respond to appropriate questions.

The Audit Committee considers and selects our independent auditor. As approved and directed by the Audit Committee, on January 18, 2007, we dismissed Stonefield Josephson, Inc., (“Stonefield Josephson”) as our independent auditor. As approved and directed by our Audit Committee, on October 4, 2004, Mitek engaged Stonefield Josephson as our independent auditor to audit our financial statements for the year ended September 30, 2004.

During our two most recent fiscal years and any subsequent interim period prior to the dismissal of Stonefield Josephson, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Stonefield Josephson, would have caused it to make reference to the subject matter of the disagreements in connection with its report and there occurred no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K as promulgated by the SEC.

Stonefield Josephson’s reports on our consolidated financial statements for the year ended September 30, 2006 and did not contain an adverse opinion or disclaimer of opinion, nor were such audit reports qualified or modified as to uncertainty, audit scope or accounting principles.

During our two most recent fiscal years and any subsequent interim period prior to the engagement of Mayer Hoffman we did not consult with Mayer Hoffman with respect to any of the matters enumerated in Item 304(a)(2)(i) or Item 304(a)(2)(ii) of Regulation S-K.

Audit Fees

The fees for professional services rendered for the audit of our financial statements for each of the fiscal years ended September 30, 2007 and September 30, 2006, and the reviews of the financial statements included in our Quarterly Reports on Form 10-Q (or 10-QSB) or services normally provided by the independent auditor in connection with statutory or regulatory filings or engagements for each of these fiscal years, were $203,000 and $164,000 respectively.

Audit Related Fees

There were no audit related fees for the fiscal years ended September 30, 2007 or September 30, 2006.

Tax Fees

There were no fees for tax compliance, tax advice or tax planning billed or expected to be billed by our independent auditors for the fiscal years ended September 30, 2007 or September 30, 2006.

All Other Fees

Other than described above, there were no other fees paid to our independent auditors. The Audit Committee believes there were no services provided by the our independent auditors which would effect their independence.

Pre-Approval Policies

In accordance with the Audit Committee Charter, attached hereto as Appendix B, the Audit Committee has established policies and procedures by which it approves in advance any audit and permissible non-audit services to be provided by the Company’s independent auditors. Under these procedures, prior to the engagement of the independent auditor for pre-approved services, requests or applications for the auditors to provide services must be submitted to the Audit Committee and must include a detailed description of the services to be rendered. The chief financial officer and the independent auditors must ensure that the independent auditors are not engaged to perform the proposed services unless those services are within the list of services that have received the Audit Committee’s pre-approval and must cause the Audit Committee to be informed in a timely manner of all services rendered by the independent auditors and the related fees.

Each request or application must include:

•	a recommendation by the chief financial officer as to whether the Audit Committee should approve the request or application; and

•	a joint statement of the chief financial officer and the auditors as to whether, in their view, the request or application is consistent with the Securities and Exchange Commission’s and the requirements for auditor independence of the Public Company Accounting Oversight Board (“PCAOB”).

The Audit Committee also will not permit the independent auditors to be engaged to provide any services to the extent that the Securities and Exchange Commission has prohibited the provision of those services by independent auditors, which generally include:

•	bookkeeping or other services related to accounting records or financial statements;

•	financial information systems design and implementation;

•	appraisal or valuation services, fairness opinions or contribution-in-kind reports;

•	actuarial services;

•	internal audit outsourcing services;

•	management functions;

•	human resources;

•	broker-dealer, investment adviser or investment banking services;

•	legal services;

•	expert services unrelated to the audit; and

•	any service that the PCAOB determines is not permissible.

The Board of Directors recommends that you vote “FOR” this proposal.

OTHER BUSINESS

The Annual Meeting is called for the purposes set forth in the attached Notice of Annual Meeting of Stockholders. We are not aware of any matters for action by stockholders at this meeting other than those described in the Notice. The enclosed proxy, however, will confer discretionary authority with respect to matters that are not known at the date of printing hereof and which may properly come before the Annual Meeting or any adjournment thereof. The proxy holders intend to vote in accordance with their best judgment on any such matters.

PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors

John M. Thornton
Chairman of the Board

San Diego, California
January 15, 2008

APPENDIX A

Mitek Systems, Inc.
Audit Committee Charter

Organization

There shall be a committee of the Board of Directors of Mitek Systems, Inc. (the “Company”) to be known as the Audit Committee. The Audit Committee shall be composed of directors who are independent of the management of the Company and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as an Audit Committee member. The members of the Audit Committee shall satisfy the independence, financial literacy and experience requirements of Section 10A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the NASDAQ and any other applicable regulatory requirements.

Statement of Policy

The Audit Committee shall provide assistance to the Board of Directors in fulfilling its oversight responsibility with respect to (1) the integrity of the Company’s financial statements; (2) the independent auditor’s qualifications and independence; (3) the performance of the Company’s internal audit function and independent auditor; and (4) the compliance by the Company with legal and regulatory requirements. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the Board, the independent auditor, and the financial management of the Company.

Responsibilities and Powers

In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

In carrying out these responsibilities, the Audit Committee shall:

Regarding the independent auditor:

•	Be directly responsible for the appointment, compensation and oversight of the work of the independent auditor (including resolutions of disagreements between management and the independent auditor regarding financial reporting).

•	Be reported to directly by the independent auditor.

•	Review in advance, and grant any appropriate pre-approvals of (1) all auditing services; (2) permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de-minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to completion of the audit.

•	Review and discuss with the independent auditor all relationships the independent auditor has with the Company in order to evaluate the independent auditor’s continued independence. The Audit Committee: (i) shall ensure that the independent auditor submits to the Audit Committee on an annual basis a written statement (consistent with Independent Standards Board Standards No. 1) delineating all relationships and services that may impact the objectivity and independence of the independent auditor; (ii) shall discuss with the independent auditor any disclosed relationship or services that may impact the objectivity and independence of the independent auditor; and (iii) shall satisfy itself as to the independent auditor’s independence

•	Meet with the independent auditor and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditor.

•	Review with the independent auditor the financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the Audit Committee periodically should review the Company’s policy statements to determine their adherence to the Company’s code of conduct.

•	Have the power to investigate any matter brought to its attention within the scope of its duties.

•	Have the power to retain and determine appropriate compensation for any independent legal, accounting or other advisors to advise the Audit Committee if, in its judgment, that is appropriate.

•	Provide sufficient opportunity for the independent auditor to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the auditor’s evaluation of the Company’s financial, accounting, and auditing personnel, and the cooperation that the independent auditor received during the course of the audit.

•	Confirm the lead audit partner, or the lead audit partner responsible for reviewing the audit, for the Company’s independent auditor is rotated as required by applicable law or regulation.

Regarding Financial Statements:

•	Review and discuss with management and the independent auditor the Company’s quarterly financial statements (including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the independent auditor’s review of the quarterly financial statements) prior to submission to stockholders, any governmental body, any stock exchange or the public.

•	Review and discuss: (i) with management and the independent auditor the Company’s annual audited financial statements (including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”).

•	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, relating to the conduct of the audit.

•	Recommend to the Board of Directors, if appropriate, that the Company’s annual audited financial statements be included in the Company’s annual report on Form 10-K for filing with the Securities and Exchange Commission.

•	Prepare the report required by the Securities and Exchange Commission to be included in the Company’s annual proxy statement and any other Committee reports required by applicable securities laws or stock exchange listing requirements or rules.

Regarding Periodic and Annual Reviews:

•	Periodically review separately with each of management and the independent auditor (i) any significant disagreement between management and the independent auditor in connection with the preparation of the financial statements, (ii) any difficulties encountered during the course of the audit (including any restrictions on the scope of work or access to required information), and (iii) management’s response to each.

•	Periodically discuss with the independent auditor, without management being present, (i) its judgments about the quality, appropriateness, and acceptability of the Company’s accounting principles and financial disclosure practices, as applied in its financial reporting, and (ii) the completeness and accuracy of the Company’s financial statements.

•	Review with management, the independent auditor and the Company’s counsel, as appropriate, any legal, regulatory or compliance matters that could have a significant impact on the Company’s financial statements, including significant changes in accounting standards or rules as promulgated by the Financial Accounting Standards Board, the Securities and Exchange Commission or other regulatory authorities with relevant jurisdiction.

Regarding Management:

•	Review and discuss with management the Company’s earnings press releases (including the use of “pro forma” or “adjusted” non-GAAP information) as well as financial information and earnings guidance provided to analysts and rating agencies.

•	Review and discuss with management all material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company with unconsolidated entities or other persons, that may have a material current of future effect on financial condition, changes in financial condition, results of operations, liquidity, capital resources, capital reserves or significant components of revenues or expenses.

•	Inquire about the application of the Company’s accounting policies and its consistency from period to period, and the compatibility of these accounting policies with generally accepted accounting principles, and (where appropriate) the Company’s provisions for future occurrences which may have a material impact on the financial statements of the Company.

•	Review and discuss with management (i) the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures (including management’s risk assessment and risk management policies), and (ii) the program that management has established to monitor compliance with its code of business ethics and conduct for directors, officers and employees.

•	Obtain explanations from management for unusual variances in the Company’s annual financial statements from year to year, and review annually the independent auditor’s letter of the recommendations to management and management’s response.

•	In consultation with the independent auditor and management, review the adequacy of the Company’s internal control structure and systems, and the procedures designed to insure compliance with laws and regulations.

•	Establish “whistleblower” procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Miscellaneous Duties and Responsibilities.

•	Review and approve all related-party transactions.

•	Review and approve (i) any change or waiver in the Company’s code of business conduct and ethics for directors or executive officers, and (ii) any disclosure made on Form 8-K regarding such change or waiver.

•	Review with management and the independent auditor the sufficiency and quality of the financial and accounting personnel of the Company.

•	Review and reassess the adequacy of this Audit Committee Charter annually and recommend to the Board any changes the Audit Committee deems appropriate.

•	Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each Audit Committee meeting with, the Board of Directors.

Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

1.	ELECTION OF DIRECTORS				FOR	AGAINST	ABSTAIN

	FOR all nominees listed below (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed below	2.	Ratify the appointment of Mayer Hoffman McCann P.C as the Company’s 2008 Auditors.	☐	☐	☐
	☐	☐	3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

NOMINEES:	01 John M. Thornton, 02 Sally B. Thornton, 03 James B. DeBello,
04 Gerald I. Farmer, 05 Michael Bealmear, 06 William P. Tudor,
07 Vinton Cunningham

(INSTRUCTION:	Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date: _________________________________, 2008

___________________________________________
(Signature)
___________________________________________
(Signature if held jointly)

PLEASE SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

▲FOLD AND DETACH HERE▲

Annual Meeting of Stockholders

February 27, 2008

Mitek Systems, Inc. 8911 Balboa Ave. Suite B
San Diego, CA 92123

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PROXY
MITEK SYSTEMS, INC.

ANNUAL MEETING OF STOCKHOLDERS FEBRUARY 27, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby appoints John M. Thornton and James B. DeBello as proxies, each with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designed on the other side, all the shares of stock of Mitek Systems, Inc. standing in the name of the undersigned with all power which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held February 27, 2008 or any adjournment thereof.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲FOLD AND DETACH HERE▲

Admission Ticket

Annual Meeting of Mitek Systems, Inc. Stockholders

Wednesday, February 27, 2008 1:00 p.m. Mitek Systems, Inc. 9811 Balboa Ave. Suite B San Diego, CA 92123

Agenda

•	Election of Directors

•	Ratify the appointment of Mayer Hoffman McCann P.C. as auditors

•	Report on the progress of the corporation

•	Informal discussion among stockholders in attendance